SECURITIES
                             AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): June 30, 1999

                                  MESTEK, INC.
               (Exact name of registrant as specified in charter)



      Pennsylvania                   1-00448                 250661650
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
    of Incorporation)                                           No.)


260 North Elm Street, Westfield, Massachusetts                  01085
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:  413-568-9571



                                       N/A

          (Former name or former address, if changed since last report)





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Item 5.           Other Events.

         For the convenience of investors, Mestek, Inc. wishes to consolidate its discussions regarding the potential risks of investing in its common stock, no par value (the "Common Stock"). You should carefully consider the risks described below before making an investment decision regarding the Common Stock.

     Our Sales Are Sensitive To Economic Cycles; We May Be Adversely Affected By Increases in the Prices of Raw Materials

         A significant percentage of Mestek's sales of heating, ventilating and air conditioning ("HVAC") products is attributable to new construction, which are affected by such cyclicality factors as interest rates, inflation, consumer spending habits and employment. This exposure to cyclicality in the new construction market is partially mitigated by Mestek's increasing diversification. However, the computer software, metal forming and metal products markets are also subject to economic cycles which may or may not happen to coincide with the HVAC products economic cycle. Accordingly, Mestek's business, results of operations and financial condition have in the past been, and may again in the future be, adversely affected by changes in economic cycles and general economic conditions. In addition, a major international crisis or an outbreak of hostilities that seriously affects the world's economic system could adversely affect our business, results of operations and financial condition. Many of our raw materials come from foreign as well as domestic sources and an international crisis could therefor curtail production schedules and have an adverse effect on our business, results of operations and financial condition. Furthermore, rapid and substantial cost increases of these materials probably could not be recovered immediately through increased selling prices, thus temporarily adversely affecting our profit margins.

    We May Not Be Able To Compete Favorably In Our Highly Competitive Businesses

         Substantially all of the markets in which Mestek participates are highly competitive with respect to product quality, price, design innovations, distribution, service, warranties, reliability, efficiency and financing terms. Certain of Mestek's competitors have greater financial and marketing resources and brand awareness than Mestek. Competitive factors could require price reductions or increased spending on product development, marketing and sales that would adversely affect Mestek's business, results of operations and financial condition.

         Exposure To Environmental Laws And Liabilities Could Adversely Affect Our Results Of Operations

         Our future profitability could be adversely affected by current or future environmental laws. We and other companies in our industry are subject to extensive and changing federal,


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state and local laws and regulations  designed to protect the environment in the
U.S. These laws and regulations could impose liability for remediation costs or result in civil or criminal penalties in cases of non-compliance. Compliance with environmental laws increases our costs of doing business. Because these laws are subject to frequent change, we are unable to predict the future costs resulting from environmental compliance.

         Mestek's operations and it's heating, ventilating and air conditioning equipment ("HVAC") products that involve combustion as currently designed and applied entail the risk of future noncompliance with the evolving landscape of environmental laws. The cost of complying with the various environmental laws is likely to increase over time, and there can be no assurance that the cost of compliance, including changes to manufacturing processes and design changes to current HVAC product offerings that involve atmospheric combustion, will not in the future have a material effect on Mestek's business, results of operations and financial condition depending on the success, or lack thereof, of Mestek's continuing research and development programs.

         The U.S. and other countries have established programs for limiting the production, importation and use of certain ozone depleting chemicals, including refrigerants used by us in most of our air conditioning products. However, such air conditioning products amount to less than 5% of Mestek's current sales. Some categories of these refrigerants have been banned completely and others are currently scheduled to be phased out in the U.S. by the year 2030. The U.S. is under pressure from the international environmental community to accelerate the current 2030 deadline. The industry's failure to find suitable replacement refrigerants for substances that have been or will be banned or the acceleration of any phase out schedules for these substances by governments could have an adverse effect on our future financial results.

         Exposure to Environmental Liabilities Could Adversely Affect Our Results of Operations

         Mestek has been named or contacted by state authorities and/or the Environmental Protection Agency (the "EPA") regarding Mestek's liability as a potentially responsible party ("PRP") for the remediation of several sites, none of which actions represent a material proceeding. There have been releases of hazardous materials on a few parcels of property which are presently leased or operated by Mestek. All such releases occurred prior to the occupation of the properties by Mestek, and are in the process of assessment or remediation. While, based on the information presently available to it, management believes that the costs of addressing any of the currently known releases or PRP actions will not be material, the costs of remediation of known releases or releases occurring or discovered in the future or of addressing existing or future PRP actions could have a material adverse effect on Mestek's business, the results of operations and financial condition.


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         We May Not Be Able To Realize Our Business Strategy Of Successfully
         Completing Or Operating Strategic Acquisitions

         We intend to grow in part through the acquisition of other companies and businesses. This strategy will involve reviewing and potentially reorganizing the operations, corporate infrastructure and systems and financial controls of acquired businesses. We may not be able to acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into our business without substantial costs, delays or other operational or financial difficulties. In addition, we may be required to incur additional debt or issue equity to pay for future acquisitions. The success of our acquisition strategy may be limited because of unforeseen expenses, difficulties, complications and delays encountered in connection with the expansion of our operations through acquisitions. In the event that the operations of an acquired business do not meet expectations, Mestek may be required to restructure the acquired business or write-off the value of some or all of the assets of the acquired business.

         Year 2000 Problems May Result In Decreased Sales Or Increased Costs

         The Year 2000 ("Y2K") issue refers to and arises from computer programs and related products, such as embedded chips, which do not recognize or process a year that begins with "20" instead of "19." If the Y2K issue is not adequately resolved throughout a large portion of the world economy, some business and other processes could fail or create erroneous results. The extent of the potential impact of the national and global Y2K issue is not yet known, and if not timely corrected, it could affect the global economy. Any economic downturn could decrease Mestek's sales. Although Mestek believes that most information technology ("IT") and non-IT systems material to Mestek's business, and software sold or maintained by Mestek, will be Y2K compliant on or before December 31, 1999, or that it has contingent plans to allow continued operation, it cannot predict the outcome or the success of its Y2K initiative, or that third party systems are or will be Y2K compliant, or that the costs required to address the Y2K issue, or that the impact of a failure to achieve substantial Y2K compliance in a timely manner, will not have a material adverse effect on Mestek's business, financial condition or results of operations.

         Our Operations Are Subject To Inherent Risks That Could Result In Loss of Life Or Severe Damage To Our Employees and Properties And The Suspension Of Operations

         Our operations are subject to hazards and risks inherent in operating large manufacturing facilities, including fires, natural disasters and explosions, all of which can result in loss of life or severe damage to our employees and properties and the suspension of operations. We maintain workers' compensation, business interruption and other types of property insurance as protection against operating hazards. The occurrence of a significant event not fully covered by insurance


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could have a material adverse effect on our business,  results of operations and financial condition.

         We Are Dependent on Our Executive Officers

         If any of our key employees leaves Mestek, our business could suffer. We are particularly dependent upon the skills and contributions of the executive officers of Mestek, as identified in our Proxy Statement dated March 26, 1999, and as designated from time to time.

         Our Principal Stockholder Can Control or Influence Certain Major Corporate Actions

         Mr. John E. Reed, our Chairman of the Board of Directors, President and Chief Executive Officer, beneficially owns approximately 37% of the outstanding Common Stock and additionally, in his capacity as trustee of several family trusts, Mr. Reed controls the voting power of approximately 19% of the outstanding Common Stock. While he maintains such ownership or voting control, Mr. Reed could control most actions submitted to our stockholders for a vote, including the election of directors, and he could delay or prevent transactions involving an actual or potential change of control of Mestek, which may prevent certain investors in our Common Stock from receiving a premium for a change of control.

         Approximately 67% of our Total Outstanding Shares of Common Stock are Restricted From Immediate Resale But May be Sold Into the Market in the Future Which Could Depress the Price of Our Common Stock

         Our directors and executive officers (including Mr. John E. Reed) collectively beneficially own approximately 5,986,413 shares, or 67.47%, of our total outstanding shares of Common Stock. These individuals are considered "affiliates" of Mestek for the purposes of the federal securities laws. Affiliates can only sell their shares of Common Stock in a private placement, pursuant to a registration statement or pursuant to an exemption from the registration requirements, such as a private placement, an offshore transaction pursuant to Regulation S or sales subject to the volume and other limitations of Rule 144. In any three month period, Rule 144 permits an affiliate to sell up to 1% of the number of outstanding shares of Common Stock or the average weekly reported volume of trading of our Common Stock, whichever is greater. If these affiliates cease to be affiliates, or cause Mestek to file a registration statement related to their shares of Common Stock, they could resell their shares in the public market, after a three month waiting period in the case of sales under Rule 144. Such sales, or fear of such sales, could cause the market price of our Common Stock to drop significantly, even if our business is doing well. Mestek has not granted any of these affiliates registration rights.

         Our Preferred Stock Could Make a Change of Control of Mestek More Difficult Which May Prevent Investors in our Common Stock from Receiving a Premium for a Change of Control of Mestek


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         Our Certificate of Incorporation  authorizes the issuance of 10 million shares of preferred stock, the terms of which may be fixed by our Board of Directors without further stockholder action. Currently none of preferred stock has been issued, nor has the terms for any of the preferred stock been fixed. The terms of any series of subsequently issued preferred stock could conceivably include, among other things, priority claims to assets and dividends and special voting rights, and could adversely affect your rights as holders of our Common Stock. The potential or actual issuance of series of our preferred stock may also prevent investors in our Common Stock from receiving a premium for a change of control of Mestek.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.




MESTEK INC.




Date:    June 30, 1999                     By:    __________/s/______________

Name:                                             John E. Reed
Title:                                            Chairman, CEO and President




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